UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2020

SOLLENSYS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-140645	80-0651816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2475 Palm Bay Road NE, Suite 120
Palm Bay, Florida 32905
(Address of principal executive offices)

(866)-438-7657
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements about:

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the implementation of our strategic plans for our business;

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our financial performance;

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developments relating to our competitors and our industry, including the impact of government regulation;

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estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and

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other risks and uncertainties, including those listed under the captions “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “intend,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Current Report on Form 8-K and the documents that we reference in this Current Report on Form 8-K and have filed with the Securities and Exchange Commission (“SEC”) as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K. You should not place undue reliance on the forward-looking statements included in this Current Report on Form 8-K. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

INDUSTRY DATA

This Current Report on Form 8-K includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications, surveys and studies conducted by third parties or other publicly available information. Although we believe each such source to have been reliable as of its respective date, none guarantees the accuracy or completeness of such information. We have not independently verified the information contained in such sources. Any such data and other information are subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this Current Report on Form 8-K.

Item 1.01 Entry Into A Material Definitive Agreement.

The disclosure set forth below under Item 2.01 (Completion of Acquisition of Disposition of Assets) is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 30, 2020, Sollensys Corp., a Nevada corporation (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with (i) Eagle Lake Laboratories, Inc., a Florida corporation (“Eagle Lake”), (ii) each of the shareholders of Eagle Lake (the “Eagle Lake Shareholders”) and (iii) Donald Beavers as the representative of the Eagle Lake Shareholders (the “Shareholders’ Representative”).

Among other conditions to the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”), pursuant to the terms of the Share Exchange Agreement, the parties agreed that the Company would acquire 100% of Eagle Lake’s issued and outstanding capital stock, in exchange for the issuance to the Eagle Lake Shareholders of a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) to be determined at the Closing of the Share Exchange Agreement.

The Closing of the Share Exchange Agreement occurred on November 30, 2020. Pursuant to the terms of the Share Exchange Agreement, the Company acquired from the Eagle Lake Shareholders 10,000,000 shares Eagle Lake’s common stock, no par value per share, representing 100% of the issued and outstanding capital stock of Eagle Lake, in exchange for the issuance to the Eagle Lake Shareholders of 95,000,000 shares of the Company’s Common Stock (the “Share Exchange”).

As a result of the Share Exchange, Eagle Lake became a wholly-owned subsidiary of the Company and the business of Eagle Lake became the business of the Company.

The Share Exchange is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Share Exchange Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

FORM 10 DISCLOSURES

Immediately prior to the Share Exchange described in detail above pursuant to which Eagle Lake, became a wholly owned subsidiary of the Company, the Company was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, such as the Company was immediately before the Share Exchange, then the registrant must disclose on a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this report includes all of the information that would be included in a Form 10.

BUSINESS

The disclosure in this “Business” section relates primarily to Eagle Lake, an operating company that became a wholly owned subsidiary of the Company at the Closing of the Share Exchange. From September 2013 to on or around the Share Exchange, the Company did not have any material operations and was a shell company as such term is defined in Rule 12b-2 of the Exchange Act.

Organizational History of the Company and Eagle Lake

Sollensys Corp. (“Sollensys” or the “Company”) was formerly a development stage company, incorporated in Nevada on September 29, 2010, under the name Health Directory, Inc. The Company’s initial plans included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s efforts involved developing a business plan and establishing contacts and visibility in the marketplace. The Company did not, however, generate any revenues from these efforts.

Effective July 30, 2012, the holder of 3,000,000 shares, or approximately 79.8% of the Company’s then outstanding voting securities, executed a written consent in accordance with Section 78.320 of the Nevada Revised Statutes approving an amendment to the Articles of Incorporation to change the Company’s name to Sollensys Corp., increase the number of authorized shares of Common Stock to 1,500,000,000, increase the number of authorized preferred shares of the Company, par value $0.001 (the “Preferred Stock”) to 25,000,000, and to split each outstanding share of Common Stock into 131.69 shares of Common Stock.

Subsequently, beginning September 30, 2012, the Company went dormant.

On December 27, 2019, the Eighth Judicial District Court of Clark County, Nevada (the “Court”), pursuant to Case number A-19-805633-B appointed Custodian Ventures, LLC (“Custodian Ventures”) as the custodian of Sollensys David Lazar, who controls Custodian Ventures was subsequently named the only interim officer and director of the Company.

On June 16, 2020, Custodian Ventures filed a motion with the Court asking the Court to enter an order concluding and terminating the custodianship of the Company. On July 20, 2020, the Court entered an order terminating custodianship and barring non-asserted claims against the Company.

Effective August 5, 2020, David Lazar, the interim Chief Executive Officer, President, Secretary, Treasurer, and sole director of the Company and the beneficial owner, through his ownership of Custodian Ventures of 19,000,000 shares of Series A Preferred Stock, representing 100% of the Company’s issued and outstanding shares of Preferred Stock, entered into a Stock Purchase Agreement by and among Eagle Lake, the Company, and Custodian Ventures. The Stock Purchase Agreement is referred to herein as the “SPA.” Pursuant to the terms of the SPA, Eagle Lake agreed to purchase, and Custodian Ventures agreed to sell, 19,000,000 shares of the Company’s Series A Preferred Stock in exchange for payment by Eagle Lake to Custodian Ventures of $230,000 (collectively with the other transactions in the SPA, the “Stock Purchase”). The Stock Purchase closed on August 5, 2020. The shares of Series A Preferred Stock, par value $0.001 per share, of the Company are convertible into shares of Common Stock of the Company at a rate of 50 shares of Common Stock per share of Series A Preferred Stock, and has voting power on an as-converted basis (voting with the Common Stock as one class) and thus represents 65.4% of the voting power of all shares of stock of the Company.

In connection with the closing of the Stock Purchase, on August 5, 2020, Mr. Lazar, the then-sole member of the Board of Directors (the “Board”) of the Company, pursuant to the power granted to the Board in the Company’s bylaws, increased the size of the Company’s Board to two members. Simultaneously, Mr. Lazar, as the sole Board member, appointed Donald Beavers as a director to fill the newly created Board vacancy. At the same time, Mr. Lazar appointed Donald Beavers as Chief Executive Officer and Secretary of the Company.

Also on August 5, 2020, following the above officer and director appointments and effective on the closing of the Stock Purchase, Mr. Lazar resigned from any and all officer and director positions with the Company. Mr. Lazar’s resignation is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On November 30, 2020, pursuant to the Closing of the Share Exchange Agreement, the Company acquired Eagle Lake, and Eagle Lake thereafter became a wholly owned subsidiary of the Company, and the business of Eagle Lake became the business of the Company going forward.

At the time of the Closing, Eagle had 10,011,667 shares of its common stock issued and outstanding, which is 11,667 shares in excess of the number of shares of common stock authorized pursuant to Eagle’s Articles of Incorporation. Such over-issued shares are void under Florida law and are not entitled to any rights of a stockholder of Eagle Lake. As such, the 10,000,000 shares of Eagle Lake common stock that the Company acquired from the Eagle Lake Shareholders, represented 100% of the issued and outstanding capital stock of Eagle Lake of the presence of over-issued shares.

Overview of the Business of Eagle Lake Laboratories, Inc.

Any references to “the Company,” “we,” “us,” “our” or words of similar import in this “Overview of the Business of Eagle Lake Laboratories, Inc.,” refer to Eagle Lake Laboratories, Inc.

Eagle Lake Laboratories, Inc. was incorporated in the State of Florida on May 8, 2020. Eagle Lake offers advanced technology products for cybersecurity that ensure a clients’ data integrity through collection, storage, and transmission.

Principal Products and Services

Eagle Lake’s primary product is the Blockchain Archive Server - a turn-key, off-the-shelf, blockchain solution that works with virtually any hardware and software combinations currently used in commerce, without the need to replace or eliminate any part of the client's data security that is being utilized.

The Blockchain Archive Server encrypts, fragments and distributes data across thousands of secure nodes every day, which makes it virtually impossible for hackers to compromise. Using blockchain technology, the Blockchain Archive Server maintains a redundant, secure and immutable backup of data. Redundant backups and the blockchain work together to assure not only the physical security of the database but also the integrity of the information held within.

Blockchain Archive Server protects client data from “ransomware” - malicious software that infects your computer and displays messages demanding a fee to be paid in order for your system to work again. Blockchain technology is a leading-edge tool for data security, providing an added layer of security against data loss due to all types of software specifically designed to disrupt, damage, or gain unauthorized access to a computer system (i.e. malware).

Uniquely, the Blockchain Archive Server is a turn-key solution that can stand alone or seamlessly integrate into an existing data infrastructure to quickly recover from a cyber-attack. The Blockchain Archive Server is a server that comes pre-loaded with the blockchain-powered cybersecurity software, which can be delivered, installed and integrated into a client’s computer systems with ease.

On August 18, 2020, the Blockchain Archive Server was publicly introduced and demonstrated at Florida Institute of Technology's CAMID Center to clients and distributors. The event was held to allow inspection of the working system that currently protects proprietary research data at the University Center for Advanced Manufacturing and Innovative Design. Complete installation and coordination with existing security systems was achieved in less than one week at the facility.

On September 15, 2020 the Blockchain Archive Server product won at TV Worldwide's recent CyberSecurity Shark Fest. The event was produced live by CyberSecurity TV on the TV Worldwide Network with remote interviewing and judging via a virtual platform. The contest was viewed by a worldwide audience of cyber security professionals seeking improved solutions for data protection. Sollensys also sponsored the event.

Distribution

Sales Structure

The Blockchain Archive Server is now available across the United States and Canada through authorized distributors. Currently, Sollensys is the only authorized distributor of the Blockchain Archive Server, pursuant to a Reseller Agreement between Eagle Lake and Sollensys entered into on August 20, 2020 (the “Reseller Agreement”).

Pursuant to the Reseller Agreement, Eagle Lake appointed Sollensys as a non-exclusive distributor of Eagle Lake’s products and services (which, as of the date of this Report, consists solely of the Blockchain Archive Server). As a distributor for Eagle Lake, the Sollensys has agreed to, among other things, use its best efforts to solicit orders from interested parties for Eagle Lake’s products and services, secure channel partners and distributors for Eagle Lake’s products and services, and to resell Eagle Lake’s products and services to for-profit organizations, non-profit-organizations, government entities, quasi-governmental agencies, and any other type of organizations in the United States and abroad. Sollensys also has the right to engage its own distributors for Eagle Lake’s products. For all sales, Sollensys is entitled to any profits generated on such sales, which is the difference between the cost of Sollensys to acquire the products and/or services from Eagle Lake to sell and the price at which Sollensys is ultimately able to sell those products and/or services to customers.

Delivery & Installation

The Blockchain Archive Server is a turn-key solution that can stand alone or seamlessly integrate into an existing data infrastructure to quickly recover from a cyber-attack. Delivery of the Blockchain Archive Server to a client is accomplished by delivering a server loaded with Eagle Lake’s blockchain cybersecurity software (i.e. the Blockchain Archive Server) to a client’s physical location where such client’s IT systems infrastructure is accessible. Once physically delivered on-site, the Blockchain Archive Server is installed and integrated with the client’s existing IT system servers. The unit remains at the client’s location to run the software. Sollensys (or its authorized distributors) handles all delivery and installation of the Blockchain Server, and provides maintenance as needed.

Planned Products and Services

Eagle Lake intends to continue to develop products utilizing blockchain technology in the field of data security management. Eagle Lake will continue to focus on innovation and development of commercial blockchain applications that are either complementary to the Blockchain Archive Server or standalone products and services related to cybersecurity.

Eagle Lake is in the process of developing a new blockchain cybersecurity application – the “Argus Panoptes RFID System” – and is preparing to file related patent applications for the product. The Argus Panoptes RFID System is a developmental stage product that allows the Blockchain Archive Server to record data from radio-frequency identification (RFID) sensors.

As of the date of this Current Report on Form 8-K, this product is still under development, and has not been launched by Eagle Lake. Eagle Lake hopes to launch the product before the end of 2021, and is presently preparing potential patents to be filed for the technology underlying the Argus Panoptes RFID System, which it believes is unique.

In the future, Eagle Lake may decide to expand its product and service offerings outside of blockchain cybersecurity solutions, and develop science, technology, and engineering solutions for companies in fields such as aerospace, chemical engineering, defense and intelligence. However, as of the date of this Current Report on Form 8-K, Eagle Lake is focused on blockchain technology solutions for cybersecurity and data management.

Industry Overview and Market Opportunity

Cyberattacks have evolved from rudimentary malware into highly sophisticated, organized and large-scale attacks targeting consumers, governments, and a broad range of industries. According to a 2019 Year End Report published by RiskBased Security, during 2019, over 7,000 data breaches were reported, resulting in over 15 billion records being exposed, evidencing that companies have increasingly greater needs to protect themselves from increasing cyber-attacks. According to June 2019 White Paper published by IDC (International Data Corporation), 93% of organizations have been the victim of cyber-attacks within the past three years, and nearly half of organizations have suffered at least one unrecoverable data event within the past three years. One such type of attack are ransomware attacks, which have generated billions of dollars in payments to cybercriminals and inflicted significant damage and expenses for consumers, businesses and governments. According to a May 2020 report titled “The State of Ransomware 2020” published by Sophos, 59% of 500 organizations surveyed in the United States reported a ransomware attack, with a global average of 51% of companies having been victims of ransomware attacks in the last year. This report also stated that the average cost to rectify the impacts of a ransomware attack (considering downtime, human resources, device cost, network cost, ransom price, etc.) is $732,520 for organizations that don’t pay the ransom, rising to US$1,448,458 for organizations that do pay. An October 2020 article published by Security Magazine reported that data from 25,000 small-to-midsize organizations in the United States reveals ransomware as the top cyber insurance incident in the first half of the year, with the average ransomware demand increasing 100% from 2019 through Q1 2020

We believe these trends mean there is a significant need for products like the Blockchain Archive Server in the cybersecurity market. According to IDC, the addressable enterprise security market addressed by our solutions is expected to reach nearly $17.3 billion in 2020, growing at a CAGR of 6.9% through 2024. The “addressable enterprise security market” represents revenue from five markets (Web Security, SIEM, Network Security, Corporate Endpoint, and Data Loss Protection).

Competition

The market for cybersecurity solutions for organizations (i.e. enterprises, governments, etc.) is highly competitive and constantly evolving. Conditions in our market are prone to frequent and rapid changes in technology, customer requirements and preferences, and industry standards resulting in frequent new product and service offerings and improvements and the entrance of new market participants. As a result we face a broad set of competitors.

We compete for cybersecurity budgets both with larger integration providers, such as Symantec (a division of Broadcom), Palo Alto Networks, Sophos, Microsoft, Trend Micro, and Sentinel One in the endpoint, networking, and CASB space, as well as with point solutions focusing on a subset of the cybersecurity market. These competitors include Crowdstrike, Carbon Black (a division of VMware), Tanium, and Cylance (a division of BlackBerry) in the endpoint market, Netskope, and Bitglass in the CASB market, IBM and Cisco in network intrusion, Forcepoint, and Zscaler in the SWG market, and IBM, Splunk, Micro Focus, Dell, and LogRhythm in the security operations market. Products and services differ from different organization, but are all considered part of the end user’s cybersecurity budget.

The principal competitive factors in the markets for our solutions include:

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brand recognition and reputation;

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breadth and integration of product offerings;

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product features, reliability, performance, and effectiveness;

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price and total cost of ownership;

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strength and productivity of sales and marketing efforts;

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quality of customer service; and

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financial resources and stability.

With respect to our specific Blockchain Archive Server product, we are not aware of any direct competitors with a product solution similar to our product. Nonetheless, we face competition for budget allocations in all of the areas outlined above. We believe we compete favorably in a number of the above factors – however, our primary competitive advantage we feel is the compatibility and ease of installation of our Blockchain Archive Sever, which was designed as a turn-key solution that can stand alone or seamlessly integrate into an existing data infrastructure to quickly recover from a cyber-attack.

However, many of our current competitors and potential competitors have competitive advantages, such as more extensive operations, larger product development and strategic acquisition budgets, or greater financial, technical, sales, or marketing resources than we do. For additional information about the risks to our business related to competition, see the “Risk Factors” section of this Report.

Customers

Eagle Lake does not sell its products or services directly to customers. It contracts solely with its authorized distributors that market and sell the Company’s products and services to end-users of the Blockchain Archive Server. As of the date of this Report, Eagle Lake has only engaged one distributor, which is Sollensys As such, technically Sollensys is Eagle Lake’s only “customer”, and its only source of revenue. However, Eagle Lake’s agreement with Sollensys is not exclusive, and therefore, it may engage other distributors to market and sell its products, or engage with customers directly.

Through Sollensys, the Blockchain Archive Server has been sold to a number of different companies in a wide array of industries. Companies that have purchased the Blockchain Archive Server include SFTF, LLC, which operates 5 Ashley HomeStore Outlets in Jacksonville Florida. Ashley HomeStore is the #1 furniture and mattress retailer in America and the #1 selling furniture store brand in the world. In addition, the Blockchain Archive Server™ has been purchased and installed for medical data protection at Ability Plus Therapy Inc., which operates a pediatric therapy center in Melbourne, Florida and at Island Direct Primary Care, a concierge medical service in Merritt Island, Florida. Both firms provide private health care and wellness services to individuals or companies. At these locations, a special version of the Blockchain Archive Server designed to meet the unique HIPAA requirements regarding patient/doctor confidentiality was delivered to these customers.

The Blockchain Archive Server is available across the United States and Canada through the newly established network of Sollensys authorized distributors. Customers to date have been generally small-to-medium sized businesses.

Eagle Lake is not dependent on any of these customers in particular for its revenue.

Suppliers and Raw Materials

Eagle Lake purchases the servers used to make the Blockchain Archive Servers from third-party retailers, such as Amazon. It has not entered into any agreements with any suppliers for any hardware or other raw materials.

Sales and Marketing

As described above, Eagle Lake relies on authorized distributors to market and sell its products. The Company does not market or sell the Blockchain Archive Server directly to any end-users of the Blockchain Archive Server.

Government Regulation

Eagle Lake is subject to compliance with a number of regulations, both United States and internationally, in connection with the operation of its business. By virtue of the fact that our Blockchain Archive Server involves processing of personal information, we are subject to data protection and privacy laws and regulations, which are evolving and being tested in courts, which may result in increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions.

A variety of data protection legislation apply in the United States at both the federal and state level, including new laws that may impact our operations. For example, in June 2018, the State of California enacted the California Consumer Privacy Act of 2018 (“CCPA”), which went into effect on January 1, 2020, with enforcement by the state attorney general beginning July 1, 2020. The CCPA defines “personal information” in a broad manner and generally requires companies that process personal information of California residents to make new disclosures about their data collection, use, and sharing practices, allows consumers to opt-out of certain data sharing with third parties or sale of personal information, and provides a new cause of action for data breaches.

In 2016, the E.U. adopted the General Data Protection Regulation (“GDPR”), which took effect on May 25, 2018. data The GDPR includes more stringent operational requirements on entities that receive or process personal data (as compared to existing EU law), along with significant penalties for non-compliance, more robust obligations on data processors and data controllers, greater rights for data subjects (potentially requiring significant changes to both our technology and operations), and heavier documentation requirements for data protection compliance programs. Similarly, there are a number of federal and state level legislative proposals in the United States that could impose new obligations on us. In addition, some countries are considering or have passed legislation implementing more onerous data protection requirements or requiring local storage and processing of data or other requirements that could increase the cost and complexity of delivering our services. Although our sales are currently focused on customers in the United States and Canada, we may expand into Europe in the future, and would then be subject to such laws.

Like other U.S.-based IT security products, our products are subject to U.S. export control laws and regulations, specifically the Export Administration Regulations, or EAR, U.S. economic and trade sanctions regulations and applicable foreign government import, export and use requirements. Certain of our products may be subject to encryption controls under the EAR due to the nature of the product and its use or incorporation of encryption functionality. Under the encryption controls in the EAR, applicable products may only be exported outside of the United States with required export authorizations, such as a license, a license exception or other appropriate government authorizations. In addition to the restrictions under the EAR, U.S. export control laws and economic sanctions prohibit the export of products and services to countries, governments, entities or persons subject to U.S. embargoes or trade sanctions.

Intellectual Property

Eagle Lake filed an application for a trademark with the United States Patent and Trademark Office (“USPTO”) on July 14, 2020 under Application Serial No. 90051101 for the Word Mark “Blockchain Archive Server”. The trademark is currently pending registration by the USPTO.

Eagle Lake is in the process of preparing multiple patent applications related to its blockchain technology. Presently, the Company is treating its unique technology as trade secrets and all software source code is obfuscated before being distributed. On August 12, 2020, the Company acquired the intellectual property rights to certain technology that it intends to utilize in connection with its planned Argus Panoptes RFID product. A copy of this agreement is filed herewith as Exhibit 10.2 to this Current Report of Form 8-K.

Employees

As of November 30, 2020, Eagle Lake employs 14 full-time employees and no part-time employees. Approximately 5% of our workforce are independent contractors. We believe that a diverse workforce is important to our success. We will continue to focus on the hiring, retention and advancement of women and underrepresented populations, and to cultivate an inclusive and diverse corporate culture. In the future, we intend to continue to evaluate our use of human capital measures or objectives in managing our business such as the factors we employ or seek to employ in the development, attraction and retention of personnel and maintenance of diversity in our workforce.

The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with robust compensation and benefits, including salaries and health benefits, to help meet the needs of our employees.

We believe that we maintain a satisfactory working relationship with our employees and have not experienced any labor disputes.

Donald Beavers is an employee of Eagle Lake, and serves as its Chief Executive Officer.

Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements.  We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

RISK FACTORS

In this “RISK FACTORS” section of this Form 8-K, any references to “the Company,” “we,” “us,” “our” or words of similar import, refer to the Company and Eagle Lake on a combined basis.

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS CURRENT REPORT ON FORM 8-K BEFORE DECIDING WHETHER TO INVEST IN THE COMPANY’S COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE COMPANY OR THAT THE COMPANY CURRENTLY DEEMS IMMATERIAL MAY ALSO IMPAIR THE COMPANY’S BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE COMPANY’S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OR THE COMPANY’S COMMON STOCK COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT. THIS CURRENT REPORT ON FORM 8-K ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PLEASE SEE “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS”.

Risks Related to Our Business and Industry

We are an early stage company with a limited operating history. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

Eagle Lake was incorporated on May 8, 2020. We have limited experience and a limited operating history in which to assess our future prospects as a company. In addition, the market for our products and services is highly competitive. If we fail to successfully develop and offer our products and services in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development costs, and our future results of operations and growth strategies could be adversely affected. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

The cybersecurity market is rapidly evolving and becoming increasingly competitive in response to continually evolving cybersecurity threats from a variety of increasingly sophisticated cyberattackers. If we fail to anticipate changing customer requirements or industry and market developments, or we fail to adapt our business model to keep pace with evolving market trends, our financial performance will suffer.

The cybersecurity market is characterized by continual changes in customer preferences and requirements, frequent and rapid technological developments and continually evolving market trends. We must continually address the challenges of dynamic, and accelerating market trends, such as the emergence of new cybersecurity threats, the continued decline in the sale of new personal computers, and the rise of mobility and cloud-based solutions, all of which make satisfying our customers’ diverse and evolving needs more challenging. In addition, many of our target enterprise customers operate in industries characterized by rapidly changing technologies and business plans, which require them to adapt quickly to increasingly complex cybersecurity requirements. We may be unable to develop new technologies to keep pace with evolving threats therefore fail to meet customer expectations, which could lead to our competitive position, business, and financial results being harmed.

The introduction of new products or services by competitors and market acceptance of products or services based on emerging or alternative technologies could each render our existing solutions obsolete or make it easier for other products or services to compete with our solutions. In addition, modern cyberattackers are skilled at adapting to new technologies and developing new methods of breaching customers. For example, ransomware attacks have increased in frequency and complexity, and the costs associated with successful ransomware attacks have increased. We must continuously work to ensure our solutions protect against the increased volume and complexity of the cybersecurity threat landscape, or our business could suffer.

We cannot be sure that we will accurately predict how the cybersecurity markets in which we compete or intend to compete will evolve. Failure on our part to anticipate changes in our markets and to develop solutions and enhancements that meet the demands of those markets will significantly impair our business, financial condition, results of operations, and cash flows.

We operate in a highly competitive environment, and we expect competitive pressures to increase in the future, which could cause us to lose market share.

The markets for our solutions are highly competitive, and we expect both the requirements and pricing competition to increase, particularly given the increasingly sophisticated attacks, changing customer preferences and requirements, current economic pressures, and market consolidation. Competitive pressures in these markets may result in price reductions, reduced margins, loss of market share and inability to gain market share, and a decline in sales, any one of which could seriously impact our business, financial condition, results of operations, and cash flows.

Our business depends substantially on our ability to retain customers, through continued quality service and/or new product offerings. If we are unable to retain our customers or to expand our product offerings, our future results of operations will be harmed.

While we receive revenues from the sale of the Blockchain Archive Server software and hardware “units”, or secondary revenue stream comes from the annual maintenance fees associated with each “unit” that a customer purchases. Such fees, over time, will eclipse the revenues that we receive from the initial sale of our products, and therefore customer retention is important to our Company.

Retention rates may decline or fluctuate as a result of a number of factors, including but not limited to the level of our customers’ satisfaction or dissatisfaction with our solutions, our prices and the prices of competing products or services, new technologies, changes in our customers’ spending levels, and changes in how our customers perceive the cybersecurity threats. Any of the above factors could lead to a loss of customers, which would have negative impact on our financial condition and operating results. Further, our customers have no obligation to renew their contracts with us upon their expiration, which increases the risk that we may suffer from customer attrition.

Further, while it is important that we retain existing customers, it is also important that our customers expand their use of our solutions. Our ability improve our results of operations partly depends on our ability to increase sales of and cross-sell new solutions to existing customers. At present, we do not have any other product offerings apart from the Blockchain Archive Server to offer to our existing customers. Any new products that we develop to offer to customers are therefore untested, and may be unsuccessful. Our failure to sell additional solutions to our existing and new customers could adversely affect our ability to grow our business.

We rely significantly on third-party partners to facilitate the sale of our products and solutions.

We do not directly sell our products to end-users. Sales of our solutions is achieved solely through third-party intermediaries, which we refer to as “distributors”. Currently, our only distributor is Sollensys. If we lost Sollensys as our distributor, our results of operations could be significantly harmed, and there is no guarantee that we would be able to find another company that could effectively replace Sollensys as our distributor.

Further, Sollensys is authorized to offer the Blockchain Archive Server directly to customers, or offer it through its own third-party distributor partners, which is Sollensys’ primary mode of selling our products. As such, we depend upon these distributors to generate sales opportunities and to independently manage the sales process for opportunities with which they are involved. Sales by such distributors vary significantly from period to period. Our agreements with our distributors are generally nonexclusive and may be terminated at any time without cause. Furthermore, our distributors frequently market and distribute competing products and may, from time to time, place greater emphasis on the sale of these products due to pricing, promotions, and other terms offered by our competitors. Some of our distributors may also experience financial difficulties, which could adversely impact our collection of the related accounts receivable. These factors can make it difficult for us to forecast our financial results accurately and can cause our financial results to fluctuate unpredictably.

If we fail to manage our growing distribution channels successfully, these channels may fail to perform as we anticipate, which could reduce our sales, increase our expenses, and weaken our reputation and competitive position.

We may need to change our pricing models to compete successfully.

The intense competition we face in the cybersecurity market, in addition to general economic and business conditions (including the economic downturn resulting from the COVID-19 pandemic), can result in downward pressure on the prices of our solutions. If our competitors offer significant discounts on competing products or services, or develop products or services that our customers believe are more valuable or cost-effective, we may be required to decrease our prices or offer other sales incentives in order to compete successfully. Additionally, if we increase prices for our solutions, demand for our solutions could decline as customers adopt less expensive competing products and our market share could suffer. If we do not adapt our pricing models to reflect changes in customer use of our products or changes in customer demand, our revenues could decrease.

Our solutions may have defects, errors, or vulnerabilities, and may fail to detect, prevent, or block cyberattacks, which our reputation and our brand could suffer, which would adversely impact our business, financial condition, results of operations, and cash flows.

Cybersecurity is a complex area of operation. Our current solutions (i.e. Blockchain Archive Server) and/or future solutions may contain design defects, vulnerabilities, or errors that are not yet detected. Such defects of our solutions could cause our solutions to be vulnerable to cybersecurity attacks, cause them to fail to perform the intended operation, or temporarily interrupt the operations of our customers. In addition, since the techniques used by adversaries change frequently and generally are not recognized until widely applied, there is a risk that our solutions would not be able to address certain attacks. Moreover, our solutions and infrastructure technology systems could be targeted by bad actors and attacks specifically designed to disrupt our business and undermine the perception that our solutions are capable of providing their intended benefits, which, in turn, could have a serious impact on our reputation.

The failure, perceived or real, of any of our solutions to detect or prevent malware, viruses, worms, or similar threats for any number of reasons, including our failure to enhance and expand our solutions to reflect market trends and new attack methods, new technologies and new operating environments, the complexity of our customers’ environment and the sophistication and coordination of threat actors launching malware, ransomware, viruses, intrusion devices, and other threats could cause our reputation and business could be harmed.

We may also incur significant costs and operational consequences of investigating, remediating, eliminating, and putting in place additional tools and devices designed to prevent actual or perceived security breaches and other incidents, as well as the costs to comply with any notification obligations resulting from any security incidents.

Our investments in new or enhanced solutions may not yield the benefits we anticipate.

The success of our business depends on our ability to develop new technologies and solutions, to anticipate future customer requirements and applicable industry standards, and to respond to the changing needs of our customers, competitive technological developments, and industry changes. As of the date of this Report, we only have one product developed, which is the Blockchain Archive Server. We will need to continue to develop products and services in order to grow, or even maintain, our current levels of operations.

The process of developing new technologies is time consuming, complex, and uncertain, and requires the commitment of significant resources well in advance of being able to fully determine market requirements and industry standards. Furthermore, we may not be able to timely execute new technical product or solution initiatives for a variety of reasons such as errors in planning or timing, technical difficulties that we cannot timely resolve, or a lack of appropriate resources. Complex solutions like ours may contain undetected errors or compatibility problems, particularly when first released, which could delay or adversely impact market acceptance. We may also experience delays or unforeseen costs related to integrating products we acquire with products we develop, because we may be unfamiliar with errors or compatibility issues of products we did not develop ourselves. Any of these development challenges, or the failure to appropriately adjust our go-to-market strategy to accommodate new offerings, may result in delays in the commercial release of new solutions or may cause us to terminate development of new solutions prior to commercial release. Any such challenges could result in competitors bringing products or services to market before we do and a related decrease in our market segment share and net revenue. Our inability to introduce new solutions and enhancements in a timely and cost-effective manner, or the failure of these new solutions or enhancements to achieve market acceptance and comply with industry standards and governmental regulation, could seriously harm our business, financial condition, results of operations, and cash flows.

If we are unable to attract, train, motivate, and retain senior management and other qualified personnel, our business could suffer.

Our success depends in large part on our ability to attract and retain senior management personnel, as well as technically qualified and highly skilled sales, consulting, technical, finance, and marketing personnel. It could be difficult, time consuming, and expensive to identify, recruit, and onboard any key management member or other critical personnel. Competition for highly skilled personnel is often intense, particularly in the markets in which we operate including Silicon Valley. If we are unable to attract and retain qualified individuals, our ability to compete in the markets for our products could be adversely affected, which would have a negative impact on our business and financial results. Our competitors may be successful in recruiting and hiring members of our management team or other key employees, including key employees obtained through our acquisitions, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms or at all.

Changes in management or other critical personnel may be disruptive to our business and might also result in our loss of unique skills, loss of knowledge about our business, and may result in the departure of other existing employees, customers or partners. We have experienced recent turnover in our senior management team, and further turnover in the future could adversely affect our business.

We operate in an industry with an overall shortage of skilled and experienced talent that generally experiences high employee attrition. We have experienced significant turnover over the last few years and expect that may continue. The loss of one or more of our key employees could seriously harm our business. If we are unable to attract, integrate, or retain the qualified and highly skilled personnel required to fulfill our current or future needs, our business, financial condition, results of operations, and cash flows could be harmed.

Effective succession planning is also important to the long-term success of our business. If we fail to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution. The loss of senior management or any ineffective transitions in management, especially in our sales organization, could significantly delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition, results of operations, and cash flows.

If we are unable to increase sales of our solutions to new customers, our future results of operations may be harmed.

An important part of our growth strategy involves continued investment in direct marketing efforts, distributor relationships, our sales force, and infrastructure to add new customers. The number and rate at which new customers may purchase our products and services depends on a number of factors, including those outside of our control, such as customers’ perceived need for our solutions, competition, general economic conditions, market transitions, product obsolescence, technological change, shifts in buying patterns, the timing and duration of hardware refresh cycles, financial difficulties and budget constraints of our current and potential customers, public awareness of security threats to IT systems, and other factors. These new customers, if any, may renew their contracts with us and purchase additional solutions at lower rates than we have experienced in the past, which could affect our financial results.

Our ability to maintain customer satisfaction depends in part on the quality of our technical support services, and increased demands on those services may adversely affect our relationships with our customers and negatively impact our financial results.

We offer technical support services with many of our solutions. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by competitors or to successfully integrate support for our customers. Further customer demand for these services, without corresponding revenue, could increase costs and adversely affect our results of operations.

If we fail to provide at an acceptable level of customer service, relationships with our customers could be materially harmed.

We rely on third-party manufacturers to manufacture and produce hardware used as part of our products, which subjects us to supply risks.

We rely on third parties to manufacture the hardware-portion of our Blockchain Archive Server. This reliance on third parties involves a number of risks that could have a negative impact on our business and financial results. Our reliance on these third-party manufacturers reduces our control over the manufacturing process and exposes us to risks, including reduced control over quality assurance, product costs, product supply, timing, and transportation risk. If we lose, terminate, or fail to effectively manage our manufacturing partner relationships, or if any of our manufacturing partners experience production interruptions or shut-downs, including those caused by a natural disaster, epidemic, pandemic (such as the COVID-19 pandemic), capacity shortage, or quality-control problem, it would negatively affect sales of our product lines manufactured by that manufacturing partner and adversely affect our business and results of operations.

Our failure to adequately maintain and protect personal information of our customers or our employees in compliance with evolving legal requirements could have a material adverse effect on our business.

We collect, use, store, disclose, or transfer (collectively, “process”) personal information, including from employees and customers, in connection with the operation of our business. A wide variety of local and international laws and regulations apply to the processing of personal information. Data protection and privacy laws and regulations are evolving and being tested in courts and may result in increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions.

A variety of data protection legislation apply in the United States at both the federal and state level, including new laws that may impact our operations. For example, in June 2018, the State of California enacted the California Consumer Privacy Act of 2018 (“CCPA”), which went into effect on January 1, 2020, with enforcement by the state attorney general beginning July 1, 2020. The CCPA defines “personal information” in a broad manner and generally requires companies that process personal information of California residents to make new disclosures about their data collection, use, and sharing practices, allows consumers to opt-out of certain data sharing with third parties or sale of personal information, and provides a new cause of action for data breaches. Moreover, a new privacy law, the California Privacy Rights Act (“CPRA”) was recently certified by the California Secretary of State to appear on the ballot for the upcoming election on November 3, 2020. If this initiative is approved by California voters, the CPRA would significantly modify the CCPA, potentially resulting in further uncertainty and requiring us to incur additional expenditures to comply. Additionally, the Federal Trade Commission, and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the online collection, use, dissemination, and security of data. The burdens imposed by the CCPA and other similar laws that have been or may be enacted at the federal and state level may require us to modify our data processing practices and policies and to incur substantial expenditures in order to comply.

Our actual or alleged failure to comply with any applicable laws and regulations or privacy-related contractual obligations, or to protect such data that we process, could result in litigation, regulatory investigations, and enforcement actions against us, including fines, orders, public censure, claims for damages by employees, customers, and other affected individuals, public statements against us by consumer advocacy groups, damage to our reputation and competitive position, and loss of goodwill (both in relation to existing customers and prospective customers), any of which could have a material adverse effect on our business, financial condition, results of operations, and cash flows. Evolving and changing definitions of personal information, personal data, and similar concepts within the United States, Canada, and elsewhere, especially relating to classification of IP addresses, device identifiers, location data, household data, and other information we may collect, may limit or inhibit our ability to operate or expand our business, including limiting strategic partnerships that may involve the sharing of data. Additionally, if third parties that we work with, such as vendors or developers, violate applicable laws or our policies, such violations may also place personal information at risk and have an adverse effect on our business. Even the perception of privacy concerns, whether or not valid, may harm our reputation, subject us to regulatory scrutiny and investigations, and inhibit adoption of our products by existing and potential customers.

Our products are currently being used by medical facilities, which subjects us to increased compliance obligations with certain regulations.

The Blockchain Archive Server has been sold to medical facilities. For medical facilities, our Blockchain Archive Server must be compliant with Health Insurance Portability and Accountability Act of 1996 (“HIPPA”), as amended, and its implementing regulations, establish privacy and security standards that limit the use and disclosure of Protected Health Information (“PHI”) and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity, and availability of individually identifiable health information in electronic form. The Health Information Technology for Economic and Clinical Health Act (“HITECH”) which became effective on February 17, 2010, and an implementing regulation known as the Omnibus Final Rule, which became effective on September 23, 2013, significantly expanded HIPAA’s privacy and security requirements. Among other things, HITECH and the Omnibus Final Rule make HIPAA’s privacy and security standards directly applicable to “business associates,” which are independent contractors or agents of covered entities that create, receive, maintain, or transmit PHI in connection with providing a service for or on behalf of a covered entity. Under HIPAA and our contractual agreements with our customers, we are considered a “business associate” to our customers and thus are directly subject to HIPAA’s privacy and security standards. If we do not comply with these standards and regulations, we could be subject to liabilities, penalties, and fines.

Since inception, we have experienced losses, and may have to further reduce our costs by curtailing future operations to continue as a business.

Since our inception on May 8, 2020, we have had operating losses and our cash flow has been inadequate to support our ongoing operations. Our ability to fund our capital requirements out of our available cash and cash generated from our operations depends on a number of factors, including our ability to gain interest in our products and services and continue growing our existing operations and our ability to raise funds as needed. If we cannot continue to generate positive cash flow from operations, we will have to reduce our costs and try to raise working capital from other sources. These measures could materially and adversely affect our ability to execute our operations and expand our business.

Our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

The accompanying financial statements for Eagle Lake included elsewhere in this Current Report on Form 8-K have been prepared assuming that Eagle Lake will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the accompanying financial statements, Eagle Lake had a net loss of $399,852 for the period from inception (May 8, 2020) to September 30, 2020. These factors among others raise substantial doubt about Eagle Lake’s ability to continue as a going concern. While Eagle Lake is attempting to commence operations and generate revenues, Eagle Lake’s cash position may not be significant enough to support its daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for Eagle Lake to continue as a going concern. While we believe in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of Eagle Lake to continue as a going concern is dependent upon its ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if Eagle Lake is unable to continue as a going concern. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Further, as of September 30, 2020, the Company had a working capital surplus of $485 and negative retained earnings of $2,449,033. The Company’s ability to continue as a going concern ultimately is dependent on the management’s ability to obtain equity or debt financing, attain further operating efficiencies, and achieve profitable operations.

The Company may suffer from lack of availability of additional funds.

We expect to have ongoing needs for working capital in order to fund operations and to continue to expand our operations. To that end, we will be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital on favorable terms, if at all. If we are successful, whether the terms are favorable or unfavorable, there is a potential that we will fail to comply with the terms of such financing, which could result in severe liability for our Company. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations altogether. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

The ability of our Chief Executive Officer, Donald Beavers, to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

17.09% of the voting power of the Company is now held by our Chief Executive Officer, Donald Beavers, who is the largest stockholder of the Company. Because of this voting control, he is in a position to influence membership of our board of directors, as well as all other matters requiring stockholder approval. The interests of our Chief Executive Officer may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority shareholders have no way of overriding decisions made by our Chief Executive Officer.

We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.

We rely on technology, such as our information systems and servers, to conduct our business. This technology is vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners and vendors, or from attacks by malicious third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives and expertise, including organized criminal groups, “hacktivists,” nation states and others. The techniques used to breach security safeguards evolve rapidly, and they may be difficult to detect for an extended period of time, and the measures we take to safeguard our technology may not adequately prevent such incidents.

While we have taken steps to protect our confidential and personal information and invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information. Such incidents could adversely affect our business operations, reputation and client relationships. Any such breach would require us to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including the payment of fines. Although we maintain an insurance policy that covers data security, privacy liability and cyber-attacks, our insurance may not be adequate to cover losses arising from breaches or attacks on our systems. We also may be required to notify regulators about any actual or perceived personal data breach as well as the individuals who are affected by the incident within strict time periods.

The commercial success of our products is dependent, in part, on factors outside our control.

The commercial success of our products is dependent upon unpredictable and volatile factors beyond our control, such as the success of our competitors’ products. Our failure to attract market acceptance and a sustainable competitive advantage over our competitors would materially harm our business.

We may be unable to scale our operations successfully.

Our growth strategy will place significant demands on our management and financial, administrative and other resources. Operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If the Company is unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.

The COVID-19 pandemic has affected how we are operating our business, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.

The COVID-19 pandemic is having widespread, rapidly evolving, and unpredictable impacts on global society, economies, financial markets, and business practices. Federal, state and foreign governments have implemented measures to contain the virus, including social distancing, travel restrictions, border closures, limitations on public gatherings, work from home, and closure of non-essential businesses. To protect the health and well-being of our employees, partners, and third-party service providers, we have implemented work-from-home requirements, made substantial modifications to employee travel policies, and cancelled or shifted marketing and other corporate events to virtual-only formats for the foreseeable future. While we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, such precautionary measures could negatively affect our customer success efforts, sales and marketing efforts, delay and lengthen our sales cycles, or create operational or other challenges, any of which could harm our business and results of operations. In addition, the COVID-19 pandemic has disrupted the operations of our current enterprise customers, as well as many of potential enterprise customers, and may continue to disrupt their operations, for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns, uncertainty in the financial markets, or other harm to their businesses and financial results, resulting in delayed purchasing decisions, extended payment terms, and postponed or cancelled projects, all of which could negatively impact our business and results of operations, including our revenue and cash flows.

Beginning in March 2020, the U.S. and global economies have reacted negatively in response to worldwide concerns due to the economic impacts of the COVID-19 pandemic. These factors also may adversely impact enterprise and government spending on technology as well as such customers’ ability to pay for our products and services on an ongoing basis. For example, some businesses in industries particularly impacted by the COVID-19 pandemic, such as travel, hospitality, retail, and oil and gas, have significantly cut or eliminated capital expenditures at this time. A prolonged economic downturn could adversely affect technology spending, demand for our offerings, which could have a negative impact on our financial condition, results of operations and cash flows. Any resulting instability in the financial markets could also adversely affect the value of our Common Stock, our ability to refinance our indebtedness, and our access to capital.

The ultimate duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately forecasted at this time, such as the severity and transmission rate of the disease, the actions of governments, businesses and individuals in response to the pandemic, the extent and effectiveness of containment actions, the impact on economic activity and the impact of these and other factors on our employees, partners, and third-party service providers. These uncertainties may increase variability in our future results of operations and adversely impact our ability to accurately forecast changes in our business performance and financial condition in future periods. If we are not able to respond to and manage the impact of such events effectively or if global economic conditions do not improve, or deteriorate further, our business, financial condition, results of operations, and cash flows could be adversely affected.

Economic conditions or changing consumer preferences could adversely impact our business.

A downturn in economic conditions in one or more of the Company’s markets could have a material adverse effect on our results of operations, financial condition, business and prospects. Although we attempt to stay informed of government and customer trends, any sustained failure to identify and respond to trends could have a material adverse effect on our results of operations, financial condition, business and prospects.

The requirements of remaining a public company may strain our resources and distract our management, which could make it difficult to manage our business.

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

Our intellectual property rights are valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed.

The “Blockchain Archive Server” technology and name are important products to our business. We do not hold any patents or trademarks protecting our intellectual property. While we have filed both a patent and a trademark application for the Blockchain Archive Server, there is no guarantee that these applications will result in the requested trademark and patent being issued to us. Without such protections, our technology is more vulnerable to being copied and used by competitors. Various events outside of our control pose a threat to our intellectual property rights as well as to our business. Regardless of the merits of the claims, any intellectual property claims could be time-consuming and expensive to litigate or settle. In addition, if any claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our practices that are found to be in violation of another party’s rights. We also may have to seek a license to continue such practices, which may significantly increase our operating expenses or may not be available to us at all. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and if we fail to continue to comply, our business could be harmed, and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

Risks Related to Our Common Stock

Our Common Stock Currently Trades on the Pink Tier of OTC Markets and is Labeled as a “Shell Risk.”

Our Common Stock Currently Trades on the Pink Tier of OTC Market Group LLC’s Marketplace under the symbol “SOLS” and the Company is currently labeled as a “Shell Risk” at this time. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our Common Stock.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months for the Common Stock. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company.

The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

As a result of the Share Exchange as described in Items 1.01 and 2.01, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

While we believe that as a result of the Share Exchange, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i) the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Although the Company is filing Form 10 Information with the SEC on this Form 8-K, shareholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the other conditions to this exception and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

Our Common Stock constitutes restricted securities and is subject to limited transferability.

All of our Common Stock shares, should be considered a long-term, illiquid investment. Common. In addition, our Common Stock, is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for our securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

Our Common Stock price may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for early stage companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our stock, if a trading market for our stock ever develops. If our shareholders sell substantial amounts of their stock in the public market, the price of our stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

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variations in our quarterly operating results,
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changes in general economic conditions,
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changes in market valuations of similar companies,
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announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures, or capital commitments,
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poor reviews;
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loss of a major customer, partner or joint venture participant; and
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the addition or loss of key managerial and collaborative personnel.

Any such fluctuations may adversely affect the market price or value of our Common Stock, regardless of our actual operating performance. As a result, shareholders may be unable to sell their shares, or may be forced to sell them at a loss.

Our Common Stock is subject to the application of the “penny stock” rules which could adversely affect the market price of our Common Stock and increase transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

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that a broker or dealer approve a person’s account for transactions in penny stocks, and
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the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

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obtain financial information and investment experience objectives of the person, and
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make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

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sets forth the basis on which the broker or dealer made the suitability determination and
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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

The market price for our Common Stocks is particularly volatile which could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock shares at or above your purchase price, or at all, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock shares will be at any time, or if our Common Stock shares will ever be able to trade, or as to what effect the sale of shares or the availability of Common Stock shares for sale at any time will have on the prevailing market price.

The sale and issuance of additional shares of our Common Stock could cause dilution as well as the value of our Common Stock to decline.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 300,000,000 shares of Common Stock. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Common Stock. If we do sell or issue more Common Stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Common Stock could seriously decline in value.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board.

If we are unable to comply with the financial reporting requirements mandated by the SEC’s regulations, investors may lose confidence in our financial reporting and the price of our Common Stock, if a market ever does develop for it, could decline.

If we fail to maintain effective internal controls over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.  If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Exchange Act.  Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

DESCRIPTION OF PROPERTY

Eagle Lake lease offices at 2475 Palm Bay Road NE Palm Bay, Florida 32905 in three separate suites:

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Suite #120, which is approximately 3,100 square feet of office space, and a lease term that expires January 1, 2023
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Suite #7, which is approximately 1,885 square feet of office space, and has a lease term that expires February 28, 2026
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Suite # 2, which is approximately 2,007 square feet of office space, and has a lease term that expires August 1, 2025.

Each of the above leases were assigned and transferred to the Company by Probability and Statistics, Inc., a Florida corporation owned by Donald Beavers. Suites #7 and #2 serve as Eagle Lake’s headquarters.

Sollensys occupies Suite #120, which serves as its headquarters. Eagle Lake allows Sollensys to use these premises without any formal agreement, and does not impose a rent obligation on Sollensys for its use of these premises.

We believe that these facilities are adequate to support the Company’s existing operations and that we will be able to obtain appropriate additional facilities or alternative facilities on commercially reasonable terms if and when necessary. Sollensys does not have a formal lease pursuant to which it uses these offices and does not have a monthly rent obligation for use of these premises.

LEGAL PROCEEDINGS

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. To the knowledge of our management, there are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Custodianship
On December 27, 2019, the Eighth Judicial District Court of Clark County, Nevada (the “Court”), pursuant to Case number A-19-805633-B appointed Custodian Ventures, LLC (“Custodian Ventures”) as the custodian of Sollensys David Lazar, who controls Custodian Ventures was subsequently named the only interim officer and director of the Company.

On June 16, 2020, Custodian Ventures filed a motion with the Court asking the Court to enter an order concluding and terminating the custodianship of the Company. On July 20, 2020, the Court entered an order terminating custodianship and barring non-asserted claims against the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Please refer to Item 4.01 of this Form 8-K for this information, which is incorporated by reference herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Eagle Lake and Sollensys on a consolidated basis for the period from Eagle Lake’s inception (May 8, 2020) to the period ended September 30, 2020 should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements and notes filed herewith as Exhibit 99.1 and the pro forma financials and notes thereto are filed herewith as Exhibit 99.2. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Report, other than as required by law. In this section, Sollensys and Eagle Lake are referred on a consolidated basis as “we”, “us”, “our” and the “Company”

Organizational History of Sollensys and Eagle Lake

Sollensys Corp. was formerly a development stage company, incorporated in Nevada on September 29, 2010, under the name Health Directory, Inc. Sollensys’ initial plans included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of Sollensys’ efforts involved developing a business plan and establishing contacts and visibility in the marketplace. Sollensys did not, however, generate any revenues from these efforts.

Effective July 30, 2012, the holder of 3,000,000 shares, or approximately 79.8% of Sollensys’ then outstanding voting securities, executed a written consent in accordance with Section 78.320 of the Nevada Revised Statutes approving an amendment to the Articles of Incorporation to change Sollensys’ name to Sollensys, increase the number of authorized shares of Common Stock to 1,500,000,000, increase the number of authorized preferred shares of Sollensys, par value $0.001 (the “Preferred Stock”) to 25,000,000, and to split each outstanding share of Common Stock into 131.69 shares of Common Stock.

Subsequently, beginning September 30, 2012, Sollensys went dormant.

On December 27, 2019, the Eighth Judicial District Court of Clark County, Nevada (the “Court”), pursuant to Case number A-19-805633-B appointed Custodian Ventures, LLC (“Custodian Ventures”) as the custodian of Sollensys David Lazar, who controls Custodian Ventures was subsequently named the only interim officer and director of Sollensys.

On June 16, 2020, Custodian Ventures filed a motion with the Court asking the Court to enter an order concluding and terminating the custodianship of Sollensys. On July 20, 2020, the Court entered an order terminating custodianship and barring non-asserted claims against Sollensys.

Effective August 5, 2020, David Lazar, the interim Chief Executive Officer, President, Secretary, Treasurer, and sole director of Sollensys and the beneficial owner, through his ownership of Custodian Ventures of 19,000,000 shares of Series A Preferred Stock, representing 100% of Sollensys’ issued and outstanding shares of preferred stock, entered into a Stock Purchase Agreement by and among Eagle Lake, Sollensys, and Custodian Ventures. The Stock Purchase Agreement is referred to herein as the “SPA.” Pursuant to the terms of the SPA, Eagle Lake agreed to purchase, and Custodian Ventures agreed to sell, 19,000,000 shares of Sollensys’ Series A Preferred Stock in exchange for payment by Eagle Lake to Custodian Ventures of $230,000 (collectively with the other transactions in the SPA, the “Stock Purchase”). The Stock Purchase closed on August 5, 2020. The shares of Series A Preferred Stock, par value $0.001 per share, of Sollensys are convertible into shares of Common Stock of Sollensys at a rate of 50 shares of Common Stock per share of Series A Preferred Stock, and has voting power on an as-converted basis (voting with the Common Stock as one class) and thus represents 65.4% of the voting power of all shares of stock of Sollensys.

In connection with the closing of the Stock Purchase, on August 5, 2020, Mr. Lazar, the then-sole member of the Board of Directors (the “Board”) of Sollensys, pursuant to the power granted to the Board in Sollensys’ bylaws, increased the size of Sollensys’ Board to two members. Simultaneously, Mr. Lazar, as the sole Board member, appointed Donald Beavers as a director to fill the newly created Board vacancy. At the same time, Mr. Lazar appointed Donald Beavers as Chief Executive Officer and Secretary of Sollensys.

Also on August 5, 2020, following the above officer and director appointments and effective on the closing of the Stock Purchase, Mr. Lazar resigned from any and all officer and director positions with Sollensys. Mr. Lazar’s resignation is not the result of a disagreement with Sollensys on any matter relating to Sollensys’ operations, policies, or practices.

On November 30, 2020, pursuant to the Closing of the Share Exchange Agreement, Sollensys acquired Eagle Lake, and Eagle Lake thereafter became a wholly owned subsidiary of Sollensys, and the business of Eagle Lake became the business of the Company going forward. At the time of the Closing, Eagle Lake had 10,011,667 shares of its common stock issued and outstanding, which is 11,667 shares in excess of the number of shares of common stock authorized pursuant to Eagle Lake’s Articles of Incorporation. Such over-issued shares are void under Florida law and are not entitled to any rights of a stockholder of Eagle Lake. As such, the 10,000,000 shares of Eagle Lake common stock that the Company acquired from the Eagle Lake Shareholders, represented 100% of the issued and outstanding capital stock of Eagle Lake of the presence of over-issued shares.

Eagle Lake Laboratories, Inc. was incorporated in the State of Florida on May 8, 2020. Eagle Lake offers advanced technology products for cybersecurity that ensure a clients’ data integrity through collection, storage, and transmission.

Plan of Operations

Over the next 12 months, the Company expects to achieve the following milestones:

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In the 4th quarter of 2020, we expect to increase staffing for our internal operations. We estimate a minimum increase of $10,000 in monthly salaries from this increase.
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In the 1st quarter of 2021 we expect to increase our inventory levels due to planned expansion of our marketing efforts, which we hope will lead to increased demand for our products. Inventory investment may increase by up to approximately $125,000 to manage potential large scale users – particularly if we gain customers in the government sector.

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In the 2nd quarter of 2021 we expect to hire additional personnel to service our expanded client base (assuming our marketing efforts are successful). We anticipate a need to grow our customer service, and anticipate that we may need an additional three (3) tech support workers, which could add roughly $9,000 to our monthly overhead.
●
In the 3rd quarter of 2021 we expect increase staff further to prepare for the launch of a new product - the “Argus Panoptes RFID System” – which require additional expenditures on inventory for the hardware needed to produce these products.
●
In the 4th quarter of 2021, we plan to launch the Argus Panoptes RFID System, and will expend additional funds on marketing this product. The planned launch of this product will also require the addition of installation teams and support personnel, and could require expenditures of approximately $40,000 or more, depending on our needs.

We expect to generate cash flows from the sale of our products, however, the amount of profit we generate may not enable us to fully execute our plan of operations. We may in the future attempt to obtain approximately $500,000 to $1,000,000 in funds that may become necessary from various forms of capital raises, including potentially through private placements or our Common Stock or the issuance and sales of convertible notes, as well as potentially through a registration statement or an offering statement filed with the SEC.

Additionally, as of the date of this Current Report on Form 8-K, we intend to engage in what we believe to be synergistic acquisitions or joint ventures with a company or companies that we believe will enhance our business plan. One of the benefits to our being a reporting and publicly traded company, is to allow us to utilize our securities as consideration for some, or all of the purchase price of these potential acquisitions.

There can be no assurance that we will be able to obtain the necessary funds for our foregoing operations on terms that are acceptable to us or at all, nor can there be assurances any we will be able to consummate any acquisitions using our securities as consideration, or at all. Finally, there can be no assurance that our plan of operations can be

Results of Operations

Revenue

During the period from inception to September 30, 2020, the Company generated $135,000 in revenue from the sale of three Blockchain Archive Servers.

Gross Profit

The Company’s gross profit on revenue was $112,500 for the period from inception to September 30, 2020, due cost of sales of $22,500, which was the result of inter-Company sales (i.e. Sollensys purchasing the Blockchain Archive Servers from Eagle Lake) which were later sold to third-parties.

Operating Expenses

Operating expenses for the period from inception to September 30, 2020 were $512,360. Operating expenses were primarily comprised of $90,000 in sales commissions on the Blockchain Archive Servers to related-party distributors of the Company, $50,810 in advertising and marketing expenses related to the Blockchain Archive Servers, approximately $51,000 in payroll expense, and $315,814 in legal expenses, which includes the $230,000 Eagle Lake spent to purchase 19,000,000 shares of Sollensys’ Series A Preferred Stock pursuant to the SPA on August 5, 2020.

Net Loss

As a result of the foregoing, the Company had a net loss of $399,852 the period from inception to September 30, 2020.

Liquidity and Capital Resources

As of September 30, 2020, we had $496,460 in cash and cash equivalents. Net cash used in operating activities was $454,401 for the period from inception to September 30, 2020.

Net cash provided by financing activities of $950,861 for the period from inception to September 30, 2020. This was primarily attributable to the sale of 646,167 shares of Eagle Lake’s common stock for $945,550 in proceeds pursuant to an offering pursuant to 506(b) of Regulation D conducted by Eagle Lake that commenced in March 2020, and shareholder contributions of $5,311 to Eagle Lake.

We may have ongoing needs for working capital to fund operations and to continue to expand our operations. To that end, we would be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital on favorable terms, if at all. Our inability to raise capital could require us to significantly curtail or terminate our operations altogether.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-months following the date of these consolidated financial statements. We have incurred significant operating losses since inception. Because we do not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about our ability to continue as a going concern. Therefore, we will need to raise additional funds and are currently exploring sources of financing. Historically, we have raised capital through private offerings of debt and equity and officer loans to finance working capital needs. There can be no assurances that we will be able to continue to raise additional capital through the sale of Common Stock or other securities or obtain short-term loans.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Critical Accounting Estimates

Our consolidated financial statements and accompanying notes have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates, judgments, and assumptions that affect reported amounts of assets, liabilities, revenues, and expenses. We continually evaluate the accounting policies and estimates used to prepare the consolidated financial statements. The estimates are based on historical experience and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management. Certain accounting policies that require significant management estimates and are deemed critical to our results of operations or financial position. Our critical accounting estimates are more fully discussed in Note 2, “Summary of Significant Accounting Policies,” to our consolidated financial statements contained herein.

Effects of Coronavirus on the Company

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The effect of the novel coronavirus pandemic (“COVID-19”) on our business, operations, and financial results is dependent upon future developments, including the duration of the pandemic and the related length of its impact on the global economy, which are unknown at this time. Shutdowns of businesses could impact our ability to produce our products (i.e. the Blockchain Archive Server), and the negative impact on the economy could reduce demand for cybersecurity products, putting downward pressure on our prices. The continued coronavirus outbreak may also restrict our ability to raise funding when needed, and may cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of September 30, 2020, are as follows:

Net operating loss carryforward	$399,852
Tax rate	21%
Deferred tax asset	83,969
Less: Allowance	(83,969)
Deferred tax asset	$-

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and position of our current executive officers and directors as of the date of this Current Report on Form 8-K.

Name	Age	Position
Donald Beavers (1)	57	Chief Executive Officer, Secretary and Director
Anthony Nolte	56	Director
Stamatlos Hadoulias	69	Director (Independent)

(1)
In connection with the closing of the SPA, on August 5, 2020, Mr. Lazar, the then-sole member of the Board of Directors (the “Board”) of the Company appointed Donald Beavers as a director and as Chief Executive Officer and Secretary of the Company.

The Company intends to appoint additional officers and directors in the near future.

Donald Beavers, Chief Executive Officer, Secretary and Director

Donald Beavers is the Chief Executive Officer, Secretary, and a Director of Sollensys Corp. Donald Beavers is the founder and President of Probability and Statistics, Inc., a math and science company headquartered in Florida’s Space Coast. Founded in 2017, Probability and Statistics, Inc. develops integrated solutions powered by the latest technologies in blockchain development, artificial intelligence, additive manufacturing, multi-physics computations & specialized software application development for the public sector and private industry. Under Mr. Beavers’ leadership, the company has grown to 16 employees since its inception, has been awarded government contracts, and has received awards and certifications including a spot in GrowFL’s “Company to Watch” list in 2019. Prior to founding Probability and Statistics, Donald Beavers was the Education Director at SpaceCoast FabLab from 2015 to 2017. SpaceCoast FabLab is a learning center affiliated with MIT’s Center for Bits and Atoms. A database programmer by trade, Mr. Beavers has 20 years of experience rescuing high-profile databases around the world, and brings a wealth of technical and business experience to the Company.

Donald Beavers founded Eagle Lake Laboratories, Inc. in May of 2020, where he currently also acts as Chief Executive Officer.

Anthony Nolte, Director

Anthony Nolte joined the Company as a Director in November 2020. Mr. Nolte has 30 years of experience in both the finance and legal disciplines to help companies grow and founders reach their goals. From 1989 to 2017, Mr. Nolte held a number of senior positions at Shell Oil Company, where he structured business deals, oversaw corporate consolidation teams, and provided financial planning, analysis, and risk management services. His experience includes working with CPG, SaaS, subscription retail, manufacturing and service companies, and over 20 years with Shell in a wide variety of finance and legal roles. From 2018 to 2019, Mr. Nolte served as the Head of Finance, Treasurer, Secretary and Corporate Counsel to NBGHome, a private equity-owned manufacturer, distributor and importer/exporter of consumer goods. From 2019 to present, Mr. Nolte has been the Chief Financial Officer and General Counsel of Open Mortgage, LLC, a multi-channel mortgage lender that serves thousands of clients annually.

Mr. Nolte’s brings experience to the Company from holding a number of positions in his career, including CFO, Treasurer, Controller, FP&A Manager, M&A Consultant and Attorney. His capital optimization experience includes cash management, general debt financing, factoring, asset backed loans, revolvers, commercial paper programs and other forms of raising money. Along with his capital markets knowledge, he has expertise in business plan generation, forecasting, accounting and financial planning and analysis.

Mr. Nolte holds a JD (Magna Cum Laude) from South Texas College of Law, an MBA (Finance) from Eastern Kentucky and a BBA (Industrial Administration) from the University of Kentucky. He also completed the Shell Executive Leadership Program at Wharton Business School.

Stamatlos (Tom) Hadoulias, Director

Stamatlos (Tom) Hadoulias joined the Company as a Director in November 2020. Mr., Hadoulias has 34 years of experience working in defense aeronautics and space systems. He was a Design Engineer with Rockwell International until 1987, and was a Reliability and Material Review Engineer with Lockheed, United
Space Alliance and NASA until 1996. From there, he went on to be a Quality and Reliability Engineer at Kennedy Space Center, until he retired in 2005.

Currently, Mr. Hadoulias serves as the Director of Inductive Engineering Technology (IET), a collective of professional engineers and programs managers that have come together to develop a wide range of energy efficient products for residential commercial or industrial applications utilizing IET’s patented technology. The members of IET conceptualize and design heating products for an energy efficient world using the performance of our magnetic induction technology. Mr. Hadoulias joined IET in 2016.

Mr. Hadoulias studied Aircraft Systems at George T. Baker Aviation School where he received his Airframe and Power Plant Certification. He also studied engineering at the University of Miami and received his BSME from Northrup Institute of Technology, Inglewood California. He is a certified in material review as a Quality and Reliability Engineer.

Mr. Hadoulias also served in the US Army as a communications and intelligence operator during the Vietnam era and is a veteran of Southeast Asia during the early 1970's.

Advisory Board

The Company has an Advisory Board consisting of 8 members with expertise in finance, software, manufacturing, and sales that provide guidance to the Company in these areas.

Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Independence

We have one independent director, as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. The Company is not quoted on any exchange that has director independence requirements.

Code of Ethics

We have not yet adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that we will adopt a code of ethics in the near future.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

EXECUTIVE COMPENSATION

No executive compensation was paid during the fiscal years ended March 31, 2019 and 2018 to the officers and directors of Sollensys Corp. Sollensys Corp. has no employment agreements with any of its officers and directors.

Eagle Lake Laboratories was incorporated on May 8, 2020. While it’s officers and directors are not employed pursuant to formal employment agreements, the Company has paid its executive officers compensation as follows:

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Donald Beavers, Chief Executive Officer: Approximately $30,400 as of the date of this Current Report on Form 8-K, based on an annual salary of $99,000, which Mr. Beavers began earning in August 2020.
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Anthony Motto, Chief Operating Officer: Approximately $30,400 as of the date of this Current Report on Form 8-K, based on an annual salary of $99,000, which Mr. Motto began earning in August 2020.

Employment Agreements

None.

Outstanding Equity Awards at Fiscal Year-End

None of the Named Executive Officers had any outstanding equity awards at the 2019 fiscal year-end.
Compensation Plans

We have not adopted any compensation plan to provide for future compensation of any of our directors or executive officers.

Director Compensation

Historically, the Company’s directors have not received compensation for their services, and the Company has no plans to compensate directors of the Company at this time.

Executive Compensation Philosophy

Our Board determines the compensation given to our executive officers in their sole determination. Our Board reserves the right to pay our executives or any future executives a salary, and/or issue them shares of stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board reserves the right to grant performance base stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board has not, but may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue and profits we are able to generate each month, both of which are a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since the beginning of the 2019 fiscal year, or any currently proposed transaction, in which Eagle Lake or the Company were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of their total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions of Sollensys Corp.

Share Exchange Agreement

On November 30, 2020, the Company entered the Share Exchange Agreement with Eagle Lake Laboratories, Inc., each of the shareholders of Eagle Lake and Donald Beavers as the representative of the Eagle Lake Shareholders.

Among other conditions to the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”), pursuant to the terms of the Share Exchange Agreement, the parties agreed that the Company would acquire 100% of Eagle Lake’s issued and outstanding capital stock, in exchange for the issuance to the Eagle Lake Shareholders of a number of shares of the Company’s Common Stock to be determined at the Closing of the Share Exchange Agreement.

The Closing of the Share Exchange Agreement occurred on November 30, 2020. Pursuant to the terms of the Share Exchange Agreement, the Company acquired from the Eagle Lake Shareholders 10,000,000 shares Eagle Lake’s common stock, no par value per share, representing 100% of the issued and outstanding capital stock of Eagle Lake, in exchange for the issuance to the Eagle Lake Shareholders of 95,000,000 shares of the Company’s Common Stock (the “Share Exchange”). As a result of the Share Exchange, Eagle Lake became a wholly-owned subsidiary of the Company and the business of Eagle Lake became the business of the Company.

The Share Exchange is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Share Exchange Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes.

Reseller Agreement

On August 20, 2020, Sollensys Corp. entered into a Reseller Agreement (the “Reseller Agreement”) with Eagle Lake. At the time, Eagle Lake was the holder of 11,400,000,000 shares of Common Stock of the Company, which represented 95.8% of the voting power of the Company. The Chief Executive Officer of the Company, Donald Beavers, is also the Chief Executive Officer of Eagle Lake.

Pursuant to the Reseller Agreement, Eagle Lake appointed the Company as a non-exclusive distributor of Eagle Lake’s products and services. As a distributor for Eagle Lake, the Company has agreed to, among other things, use its best efforts to solicit orders from interested parties for Eagle Lake’s products and services, secure channel partners and distributors for Eagle Lake’s products and services, and to resell Eagle Lake’s products and services to industry, government entities, quasi-governmental agencies, nonprofit organizations, and non-governmental organizations in the United States and abroad. For all sales, the Company will be entitled to any profits generated on such sales, which will be the difference between the cost of the Company to acquire the products and/or services from Eagle Lake to sell and the price at which the Company is ultimately able to sell those products and/or services to customers.

The Company may terminate this agreement for any reason upon 30 days’ written notice to Eagle Lake. Eagle Lake may terminate the agreement upon 120 days’ notice to the Company, but only in the case of a material breach of the Reseller Agreement by the Company. The Reseller Agreement does not have any specified term or termination date.

The Reseller Agreement contains confidentiality provisions, and each of the Company and Eagle Lake have agreed to use reasonable best efforts to protect all non-public information and know-how received from each other during the term of the Reseller Agreement. If the Reseller Agreement is terminated by either party, for any reason, the Company has agreed to not compete in any way with Eagle Lake on its existing products and services.

The foregoing description of the Reseller Agreement is qualified by the description of the Reseller Agreement contained in the Company’s Current Report on Form 8-K filed October 22, 2020, as well as the terms of the Reseller Agreement itself, incorporated by reference into this Current Report on Form 8-K as Exhibit 10.1

As stated above in the “Description of Property” section,, Eagle Lake has granted Sollensys Corp. the right to use its premises without any rent obligation.

A related party donated $5,311 capital to the Company during the period from inception through September 30, 2020.

Related Party Transactions of Eagle Lake Labs, Inc.

In 2019, Eagle Lake purchased thirteen computer servers (used to make Blockchain Archive Servers) from Probability and Statistics, Inc, an entity owned by Donald Beavers, the CEO of Eagle Lake and Sollensys Corp. Each server was purchased for $6,000. Eagle Lake subsequently sold three of these computer servers to Sollensys Corp during the period from inception to September 30, 2020, which Sollensys then sold to unrelated third parties for $45,000 each. For each of these sales, $30,000 in commission expense was paid to distributor-entity that is owned by an employee of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of capital stock as of the date of this Current Report on Form 8-K, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown. Unless otherwise indicated, the address for the beneficial owners listed below is 2475 Palm Bay Rd NE, Suite 120 Palm Bay, FL 32905.

Name and Address of Beneficial Owner	Positions with the Company	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Officers and Directors

Donald Beavers	Chief Executive Officer, Secretary, Director	Common Stock	16,978,498	17.09%
Stamatlos Hadoulias	Director	Common Stock	0	0%
Anthony Nolte	Director	Common Stock	165,244	0.17%

All current directors and officers as a group (3 persons)			17,143,742	17.26%
5% or more Shareholders
None.		N/A	N/A	N/A

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

(2) Based on 99,326,819 shares of the Company’s Common Stock issued and outstanding as of the date of this Current Report on Form 8-K.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 300,000,000 shares of Common Stock, par value $0.001 per share and 25,000,000 shares of Preferred Stock, $0.001 par value per share. As of the date of this Current Report on Form 8-K, there are 99,326,819 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Each holder of our Common Stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for actions to be taken by shareholders. The Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Preferred Stock

The Company’s Board of Directors is authorized to establish, from the authorized shares of preferred stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of preferred stock, which shall have voting powers, preferences, participating, optional or other special rights, qualifications and limitations or restrictions as adopted by the Board of Directors prior to the issuance of any such preferred shares.

The voting rights of the holders of the preferred stock are identical to the voting rights of the holders of the Common Stock, and the preferred shareholders will vote together with the common shareholders on all matters submitted to the shareholders of the Company for a vote.
Warrants

There are currently no outstanding warrants of the Company.
 Options

There are currently no options outstanding.

Anti-Takeover Effects of Certain Provisions of Our Bylaws

Provisions of our Bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Shareholders. Our Bylaws provide that special meetings of the shareholders may be called may be called by the Chief Executive Officer of the Company or Secretary on written request of any or more Director with at least 10 days’ notice.

Amendment of Bylaws. Our Bylaws may be altered or repealed at any annual meeting or special meeting of the shareholders by the affirmative vote of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, or by the affirmative vote of a majority of the Board at any regular meeting or special meeting of the Board. Allowing the Board to amend our Bylaws without stockholder approval enhances Board control over our Bylaws.

Committees. Our Board of Directors may, by resolution(s) passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the directors of the Company. Any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, but no such committee has any rights with respect to amending the Articles, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, or recommending to the shareholders a dissolution of the Company or a revocation of a dissolution.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our Common Stock Currently Trades on the Pink Tier of OTC Market Group LLC’s Marketplace under the symbol “SOLS”, where the Company is currently labeled as a “shell” at this time.

The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our Common Stock. The closing price of our Common Stock on the OTC Pink on November 27, 2020 was $7.00

The following table sets forth, for the periods indicated the high and low bid quotations for our Common Stock. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions.

Period	High	Low
Fiscal Year 2020
First Quarter (January 1, 2020 – March 31, 2020)	$7.68	$2.69
Second Quarter (April 1, 2020 –June 30, 2020)	$8.64	$2.44
Third Quarter (July 1, 2020 – September 30, 2020)	$619.22	$6.19
Fourth Quarter (October 1, 2020 – December 31, 2020)*	$25.20	$3.73

Period	High	Low
Fiscal Year 2019
First Quarter (January 1, 2019 – March 31, 2019)	$1.00	$0.57
Second Quarter (April 1, 2019 – June 30, 2019)	$3.88	$0.54
Third Quarter (July 1, 2019 – September 30, 2019)	$2.30	$0.79
Fourth Quarter (October 1, 2019 – December 31, 2019)	$10.22	$0.86

*Through November 27, 2020.

Dividends

Dividends on Common Stock

The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future on its Common Stock. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

Equity Compensation Plans

None.

Holders

As of November 30, 2020, we had 99,326,819 shares of our Common Stock par value, $0.001 issued and outstanding. There were approximately 126 record owners of our Common Stock.

Transfer Agent and Registrar

Our stock transfer agent is Globex Transfer, LLC located at 780 Deltona Blvd. Suite 202, Deltona, Florida, 32725, telephone number (813) 344-4490.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of additional recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Bylaws provide for the indemnification of our officers and directors to the fullest extent permitted by the laws of the State of Nevada and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Our Bylaws provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the unlawful payment of dividends. Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 3.02 Unregistered Sales of Equity Securities.

On November 30, 2020 the Company consummated the Share Exchange, whereby 95,142,857 shares of the Company’s Common Stock were issued to the Eagle Lake Shareholders.

The Company believes that the issuances of the foregoing securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation.

Item 4.01 Change in Registrant's Certifying Accountant.

Dismissal of Independent Registered Accounting Firm

On October 20, 2020, the Board of Directors of Sollensys Corp. (the “Company”) terminated the engagement of BF Borgers CPA PC (“Borgers”) as the Company’s independent registered accounting firm.

Borgers’ reports on the Company’s financial statements for the fiscal years ended March 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s two most recent fiscal years and through October 20, 2020, there have been no disagreements with Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Borgers’ satisfaction, would have caused Borgers to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

For the fiscal years ended March 31, 2020 and 2019 and through October 20, 2020, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Borgers with a copy of the disclosure contained herein, prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested that Borgers furnish the Company a letter addressed to the Commission stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. Borgers’ letter to the Commission is attached hereto as Exhibit 16.1.

Engagement of New Independent Registered Accounting Firm

On October 20, 2020, the Company’s Board of Directors appointed MaloneBailey LLP (“MaloneBailey”) as the Company’s new independent registered accounting firm. During the Company’s two most recent fiscal years and through October 20, 2020, neither the Company nor anyone acting on the Company’s behalf consulted MaloneBailey with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

Prior to the Closing of the Share Exchange, Eagle Lake owned 11,400,000,000 shares of the Company’s Common Stock, representing 95.8% of the voting power of the Company. Prior to the Closing of the Share Exchange, Donald Beavers owned 17.8% of the outstanding common stock of Eagle Lake, and was Eagle Lake’s largest shareholder.

As a result of the Closing of the Share Exchange, Donald Beavers, the Chief Executive Officer of the Company, holds 16,978,498 shares of Common Stock of the Company as of the date of this Current Report on Form 8-K, representing 17.09% of the voting power of the Company, and is the largest shareholder of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On November 25, 2020, Anthony Nolte was elected as a Director of the Company.

On November 25, 2020, Stamatlos Hadoulias was elected as a Director of the Company

The description of the business experience of each of Mr. Nolte and Mr. Hadoulias contained in the "Officers and Directors" section of Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation

Conversion of Series A Stock and Withdrawal of Designation for Series A Stock

On October 13, 2020, Eagle Lake, the owner of 100% of the issued and outstanding shares of Series A Preferred Stock (“Series A Stock”) of the Company converted its 19,000,000 shares of Series A Stock into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), resulting in the issuance to Eagle Lake of 11,400,000,000 shares of Common Stock and resulting in Eagle Lake holding approximately 95.8% of the Company’s issued and outstanding Common Stock.

On October 14, 2020, following the conversion of the Series A Stock by Eagle Lake, as there were no additional shares of Series A Stock outstanding, the Company filed a Certificate of Withdrawal with the Secretary of State of the State of Nevada to withdraw the designation of the Series A Stock. The 25,000,000 shares of preferred stock that had been designated as the Series A Stock are now returned to authorized but undesignated shares of preferred stock of the Company. The withdrawal of the Series A Stock designation did not require the approval of the shareholders of the Company.

The foregoing description of the Certificate of Withdrawal is qualified in its entirety by reference to the complete terms and conditions of the Certificate of Withdrawal filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 19, 2020 and incorporated by reference into this Item 5.03.

New Reverse Split and Reduction of Authorized Shares

On October 14, 2020, the Company filed with the Secretary of State of Nevada a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to effect a 1-for-120 reverse stock split (the “New Reverse Split”) of the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”).

In connection with the New Reverse Split, the Amendment also reduces the number of authorized shares of Common Stock from 12,000,000,000 shares to 300,000,000 shares following the New Reverse Split, with no change in the par value thereof (the “Reduction in Authorized Shares”).

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment, a copy of which is attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed October 19, 2020 and is incorporated by reference into this Item 5.03.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2020, the New Reverse Split became effective on November 2, 2020. Accordingly, effective November 2, 2020, every 120 shares of the Company’s issued and outstanding common stock converted into one share of common stock, without any change in the par value per share. No fractional shares of common stock were issued in connection with the New Reverse Split.

In connection with the Reverse Split, immediately after the Reverse Split became effective on November 2, 2020, the Company also effected a decrease in the number of authorized shares of Company common stock from 12,000,000,000 shares to 300,000,000 shares following the Reverse Split, with no change in the par value thereof.

Item 5.06 Change in Shell Company Status.

As a result of the Closing of the Share Exchange as described in Items 1.01 and 2.01, which description is incorporated by reference in this Item 5.06 of this Current Report on Form 8-K, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On November 30, 2020 Sollensys issued a press release announcing the Closing of the Share Exchange. A copy of this press release is attached hereto as Exhibit 99.3 and incorporated herein by reference. The information contained in the websites is not a part of this Current Report on Form 8-K. The information included in this Current Report on Form 8-K, including Exhibit 99.3, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Eagle Lake from inception (May 8, 2020) through September 30, 2020 are attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

(b) Pro Forma Financials.

The unaudited pro forma condensed combined financial statements from inception through ended September 30, 2020 are attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated by reference herein.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) hereof and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Document
2.1*
Share Exchange Agreement dated November 30, 2020 by and between Sollensys Corp., Eagle Lake Laboratories, Inc., the Eagle Lake Shareholders and Donald Beavers as the representative of the Eagle Lake Shareholders.

3.1	Amended and Restated Bylaws of Sollensys Corp. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on August 11, 2020).
3.2
Certificate of Change to Articles of Incorporation, effective as of September 18, 2020 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on August 14, 2020).

3.3
Certificate of Correction filed with the Secretary of State of Nevada on October 8, 2020 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on October 13, 2020).

3.4
Certificate of Amendment filed with the Secretary of State of Nevada on October 8, 2020 (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the Commission on October 13, 2020).

3.5
Certificate of Designations filed with the Secretary of State of Nevada on October 8, 2020 (incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K filed with the Commission on October 13, 2020.

3.6
Certificate of Withdrawal for Series A Preferred Stock Designation Filed October 14, 2020 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on October 19, 2020).

3.7
Certificate of Amendment filed with the Secretary of State of Nevada on October 14, 2020 (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the Commission on October 19, 2020).

10.1
Reseller Agreement between the registrant and Eagle Lake Laboratories, Inc. dated August 20, 2020 (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the Commission on October 22, 2020).

10.2*	Argus RFID IP Purchase and Assignment Agreement dated August 12, 2020.
99.1*	Eagle Lake Audited Financial Statements from inception (May 8, 2020) through the period ended September 30, 2020.
99.2*	Pro Forma Condensed Combined Financial Statements as of September 30, 2020.
99.3*	Press Release of the Registrant dated November 30, 2020.

* Filed herewith.
+ Includes management contracts and compensation plans and arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sollensys Corp.

Date: November 30, 2020	/s/ Donald Beavers
Donald Beavers
Chief Executive Officer